Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Premium Total Return Fund:

We consent to the use of our report dated February 8, 1999, with respect to Smith Barney Premium Total Return
Fund, incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
April 27, 1999